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Registration No. 333-204688
Filed pursuant to Rule 424(b)(5)

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 10, 2015)

18,000,000 Shares of Common Stock
Warrants to Purchase 9,000,000 Shares of Common Stock

        We are offering 18,000,000 shares of our common stock and associated one-half common stock warrants to purchase an aggregate of 9,000,000 shares of common stock. Our common stock is listed on both the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX"), both under the symbol "MUX." On September 18, 2017, the last reported sale price of our common stock on the NYSE and the TSX was $2.43 per share and C$2.99 per share, respectively.

        Investing in our common stock and associated warrants involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus to read about risks that you should consider before buying our common stock and associated warrants. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common stock and associated warrants.

        The underwriters have agreed to purchase the common stock from us at a price of $2.25 per share and associated one-half common stock warrants, which will result in $40,500,000 of gross proceeds to us (before underwriting commissions and expenses). We have granted the underwriters an option to purchase up to 2,700,000 additional shares and/or warrants to purchase 1,350,000 shares from us on the same terms within 30 days from the date of this prospectus supplement.

        The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, the TSX, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the securities to purchasers on or about September 22, 2017. See "Underwriting."

Sole Book-Running Manager

Cantor Fitzgerald Canada Corporation

Lead Manager

H.C. Wainwright & Co.

Co-Managers

Haywood Securities Inc.	Maison Placements Canada Inc.

The date of this prospectus supplement is September 18, 2017.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-204688) that we filed with the Securities and Exchange Commission (the "SEC") and that became effective on July 10, 2015. Under this shelf registration process, we may, from time to time, offer debt securities, common stock, warrants, subscription rights, subscription receipts and units. We have also filed this prospectus supplement and the accompanying prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec, under the Multijurisdictional Disclosure System. The securities qualified under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and warrants and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock and warrants, you should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under "Where You Can Find More Information" on page S-18 of this prospectus supplement.

        Unless otherwise stated, information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares of our common stock and no other person will exercise any other outstanding options to purchase shares of our common stock.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

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  statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

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  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

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  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project," and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the

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Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements and information. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Factors that could cause actual results to differ materially from these forward-looking statements include:

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  our ability to raise funds required for the execution of our business strategy;

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  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

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  decisions of foreign countries, banks and courts within those countries;

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  unexpected changes in business, economic, and political conditions;

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  operating results of Minera Santa Cruz S.A. ("MSC"), owner and operator of the producing San José mine in Santa Cruz, Argentina;

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  operating results of El Gallo 1 mine in the state of Sinaloa;

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  fluctuations in interest rates, currency exchange rates, or commodity prices;

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  timing and amount of mine production;

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  our ability to retain and attract key personnel;

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  technological changes in the mining industry;

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  changes in operating, exploration or overhead costs;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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  changes in our business strategy;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  litigation or regulatory investigations and procedures affecting us;

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  local and community impacts and issues including criminal activity and violent crimes;

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  accidents, public health issues, and labor disputes;

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  our continued listing on a public exchange;

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  uncertainty related to title to mineral properties; and

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  changes in relationships with the local communities in the areas in which we operate;

as well as other factors described elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on filed on March 1, 2017) and in other filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about McEwen Mining Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of McEwen Mining you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, no par value, offered by this prospectus supplement. As used in this prospectus supplement, unless the context indicates otherwise, the terms "we," "our," "us" and the "company" refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to "McEwen Mining" refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.

 Overview

        We are a mining and minerals production and exploration company focused on precious and base metals in Argentina, Mexico, the United States and Canada. On January 24, 2012, we changed our name from US Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

        We own 100% of the El Gallo 1 mine in the state of Sinaloa, Mexico and a 49% interest in Minera Santa Cruz S.A. ("MSC"), the owner and operator of the producing San José mine in the province of Santa Cruz, Argentina, which is controlled by the majority owner of the joint venture, Hochschild Mining plc. In addition to our operating properties, we also hold interests in advanced stage and exploration stage properties and projects in Argentina, Mexico, the United States and Canada, including the Gold Bar, Los Azules and Timmins projects.

        Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly, or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico and Elko, Nevada (U.S.). Our website is www.mcewenmining.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement.

Recent Developments

        Effective August 28, 2017, the company entered into an agreement ("Agreement") to acquire certain assets from Primero Mining Corp., a corporation existing under the laws of the Province of British Columbia, Canada ("Seller").

        The assets proposed to be acquired by the company (collectively, the "Assets") primarily include the Black Fox Complex, an operating precious metal mine, associated claims and equipment located in the Township of Black River-Matheson, Ontario, Canada, and the Grey Fox Property, an exploration property located near the Black Fox Complex. Both the Black Fox Complex and the Grey Fox Property are located in the historic Timmins mining district in Ontario where the company currently owns a number of exploration properties. The purchase price payable by the company for the Assets is $35.0 million, payable in cash, subject to closing adjustments. The acquisition is scheduled to close October 2, 2017, subject to customary closing conditions.

        In connection with acquisition of the Assets, the company agreed to assume from Seller certain liabilities, including reclamation obligations and certain assumed contracts related to the Assets. As part payment of the purchase price, the Seller will retain cash collateral currently posted to ensure completion of the reclamation obligations associated with the Assets, and the company will be required to provide the financial assurance necessary to replace any cash collateral and bonds currently posted by Seller not later than the date of closing. The parties have also agreed to indemnify each other against certain liabilities in connection with the Agreement, including liabilities for breach of the representations, warranties and covenants contained therein.

 The Offering

Securities offered by us	18,000,000 shares of common stock of the company and associated one-half common stock warrant to purchase an aggregate of 9,000,000 shares of common stock of the company (collectively, the "securities"). We have also granted to the underwriters an option to purchase, severally and not jointly, (i) up to 2,700,000 shares of common stock of the company (the "Option Shares") at a purchase price of $2.123 per Option Share and/or (ii) warrants to purchase up to an aggregate of 1,350,000 shares of common stock of the company (the "Option Warrants") from us at a purchase price of $0.127 per Option Warrant.
Common stock to be outstanding immediately after this offering	330,276,861 shares
Use of Proceeds	We estimate that the net proceeds from the sale of the securities that we are offering will be approximately $37.7 million, after deducting underwriting commissions and estimated offering expenses.

We intend to use the net proceeds of this offering to fund the acquisition of the Assets and for working capital and general corporate purposes. We intend to invest the net proceeds from this offering pending their use primarily in short-term, interest-bearing obligations. See "Use of Proceeds" on page S-3.

Risk Factors

An investment in our securities involves risks. See "Risk Factors" on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference herein for a description of certain of the risks you should consider before investing in our common stock.

NYSE and TSX symbol	MUX. The warrants will be issued in certificated form and will not be listed or traded on any national securities exchange or other trading market.

        The number of shares of common stock that will be outstanding after the offering is based on 312,276,861 shares outstanding as of June 30, 2017. This number excludes:

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  4,922,563 shares of common stock issuable upon exercise of outstanding options under our Equity Incentive Plan, of which 2,274,632 are vested and immediately exercisable as of June 30, 2017;

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  9,000,000 shares of common stock issuable upon the exercise of the accompanying warrants; and

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  2,700,000 additional shares of common stock issuable and 1,350,000 shares of common stock issuable upon exercise of warrants issuable pursuant to the underwriters' option to purchase additional shares.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described herein and those described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Additional Risks Relating to this Offering

         Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

        Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. If the acquisition of the Assets does not close, all of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, including various risks to closing the acquisition of the Assets, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay exploration or development at any of our mines or exploration projects. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

         We may sell additional equity or debt securities to fund our operations, which may result in dilution to our stockholders and impose restrictions on our business.

        In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which would result in dilution to all of our stockholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

         There is currently no public market for the warrants and there is no guarantee that the warrants will be listed on any stock exchange.

        There is currently no public market for the warrants and there can be no assurance that an active public market will develop or be sustained after completion of the offering. In the event a public market for the warrants does not develop or cannot be sustained, it is not possible to predict the price at which the warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the warrants are exercised, the number of warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding warrants. A decrease in the liquidity of the warrants may cause, in turn, an increase in the volatility associated with the price of the warrants. To the extent that the warrants are or become illiquid, an investor may have to exercise the warrants to realize value.

         Investors will have no rights as a shareholder with respect to their warrants until they exercise their warrants and acquire our common stock.

        Until you acquire common stock upon exercise of your warrants, you will have no rights with respect to the common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of shares of common stock and associated warrants that we are offering will be approximately $37.7 million, after deducting underwriting commissions and estimated offering expenses.

        We intend to use the net proceeds of this offering to fund the acquisition of the Assets and for working capital and general corporate purposes. For additional information concerning the acquisition of the Assets, please see "Prospectus Supplement Summary—Recent Developments" in this prospectus supplement. If the acquisition of the Assets does not close, we will use all of the net proceeds of this offering for working capital and general corporate purposes.

        The expected use of the net proceeds from the sale of common stock and associated warrants offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including whether the acquisition of the Assets closes, and as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock is quoted on the NYSE and the TSX under the symbol "MUX." The following table sets forth for each of the quarterly periods indicated the range of high and low sales prices in U.S. dollars or Canadian dollar of our common stock on the NYSE and TSX, respectively.

	NYSE		TSX (C$)
	High	Low	High	Low
Year Ended December 31, 2015
First Quarter	$1.40	$0.90	$1.71	$1.14
Second Quarter	1.15	0.92	1.38	1.15
Third Quarter	1.04	0.65	1.36	0.84
Fourth Quarter	1.18	0.79	1.64	1.05
Year Ended December 31, 2016
First Quarter	$2.13	$0.96	$2.84	$1.41
Second Quarter	3.85	1.80	4.99	2.36
Third Quarter	4.92	3.33	6.44	4.38
Fourth Quarter	3.74	2.51	4.93	3.40
Year Ending December 31, 2017
First Quarter	$4.43	$2.84	$3.84	$5.83
Second Quarter	3.30	2.47	3.30	4.40
Third Quarter (through September 18, 2017)	2.86	2.15	3.53	2.73

        On September 18, 2017, the closing sale price of our common stock as reported on the NYSE was $2.43 per share and on the TSX was $2.99 per share. On September 15, 2017, the number of our stockholders of record was 4,408 and the number of outstanding shares of common stock was 312,276,861. Following completion of this offering, assuming no exercise of the option to purchase additional shares or warrants by the underwriters, there will be 330,276,861 shares of common stock and 9,000,000 of warrants outstanding.

 DIVIDEND HISTORY

        We have paid a dividend, which is defined as a return of capital since we have accumulated losses and cannot distribute from retained earnings, on our common stock since 2015. We currently plan to have an annual return of capital of $0.01 per share of common stock, payable semi-annually on a calendar year basis, subject to the discretion of our board of directors.

        For calendar year 2015, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on August 17, 2015.

        For calendar year 2016, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 12, 2016, and we paid the second installment of $0.005 per share of common stock on August 29, 2016.

        For calendar year 2017, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2017. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on August 17, 2017 to holders of record of our common stock on August 14, 2017.

        Whether future returns of capital distributions will be declared depends upon our future growth and earnings, of which there can be no assurance, as well as our future cash flow needs.

DESCRIPTION OF SECURITIES

Common Stock

        See "Description of Securities We May Offer—Common Stock" of the U.S. Prospectus.

Warrants

        The following is a brief summary of certain terms and conditions of the warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the warrant agreements.

        The warrants will be issued as an individual warrant agreement to the investor. The warrants are exercisable at any time after their original issuance and at any time up to September 28, 2018. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. In the event the registration statement permitting the registered issuance of the warrant shares is not then effective or the prospectus forming a part thereof is not then available, then the holders of the warrants may, in its sole discretion, elect to exercise the warrant through a net share exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fair market value of the fractional share, calculated based on the trading price of our common stock.

        The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $2.70 per share of common stock. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

        A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days' prior notice from the holder to us.

        We do not plan on applying to list the warrants on the TSX, NYSE or any other national securities exchange or automated quotation system.

        Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

        In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

        Except by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement, dated September 18, 2017, between us and Cantor Fitzgerald Canada Corporation, the sole book-running manager of this offering, acting as the representative of the underwriters named below (collectively, the "underwriters") and Cantor Fitzgerald & Co., we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, 18,000,000 shares of common stock and associated one-half common stock warrants to purchase an aggregate of 9,000,000 shares of common stock.

Underwriters	Number of Shares and Associated warrants
Cantor Fitzgerald Canada Corporation	10,260,000
H.C. Wainwright & Co., LLC	5,400,000
Haywood Securities Inc.	1,260,000
Maison Placements Canada Inc.	1,080,000

Total	18,000,000

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and associated warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons and affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Cantor Fitzgerald Canada Corporation may sell shares of common stock and associated warrants in the United States through its U.S. affiliate, Cantor Fitzgerald & Co. The offering is being made concurrently with the U.S. offering in each of the Provinces of Canada, other than Quebec, pursuant to the Multijurisdictional Disclosure System. The shares of common stock and associated warrants will be offered in each of the Provinces of Canada, other than Quebec, through the underwriters. Subject to applicable law, the underwriters may offer to sell shares of common stock and associated warrants outside of Canada and the United States. H.C. Wainwright & Co., LLC will only sell shares of common stock and associated warrants in the United States. Haywood Securities Inc. and Maison Placements Canada Inc. will only sell shares of common stock and associated warrants in Canada.

        It is expected that delivery of the shares and associated warrants will be made against payment therefor on or about September 22, 2017 (the "Closing Date"), which is the third business day following the trade date of this offering (such settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade the shares of common stock on the date of the pricing will be required, by virtue of the fact that the shares of common stock initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

        The warrants will be created and issued pursuant to the terms of a warrant (the "Warrant"), dated the Closing Date. Each whole warrant will entitle the holder thereof to purchase one share of common stock at a price of $2.70 at any time prior to 5:30 p.m. (New York City time), on September 28, 2018, after which time the warrants will expire and be void and of no value. No fractional shares of common stock will be issued upon the exercise of any warrants. There is currently no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased under this prospectus supplement. This may affect the price of the warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system. See "Risk Factors".

Option to Purchase Additional Securities

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, (i) up to 2,700,000 Option Shares at a purchase price of $2.123 per Option Share and/or (ii) 1,350,000 Option Warrants from us at a purchase price of $0.127 per Option Warrant

Commission and Expenses

        The underwriters are purchasing the shares of common stock and associated warrants from us at $2.25 per share and associated warrant, and each whole warrant shall entitle the holder to purchase one share of common stock from us at $2.70 (representing approximately $40,500,000 aggregate gross proceeds to us, before the underwriters' commissions and offering expenses). The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price, at which the underwriters purchase shares from us and the price at which the underwriters resell such shares may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares of common stock and associated warrants to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

        We have agreed to pay to the underwriters an underwriter's fee which is equal to five percent (5.0%) of the gross proceeds from the issue and sale of the shares of common stock, and associated warrants for various services rendered to us in connection with this offering. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.8 million. We have also agreed to reimburse the underwriters for up to $200,000 for its counsels' fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.

Listing

        Our common stock is listed on both the NYSE and the TSX, under the trading symbol "MUX."

No Sales of Similar Securities

        We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement and without the prior written consent of Cantor Fitzgerald Canada Corporation:

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  offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the SEC or any Canadian regulator in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC or any Canadian regulator promulgated thereunder with respect to, any shares of common stock or any other of our securities that are substantially similar to shares of our common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or any other of our securities that are substantially similar to common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

  •
  publicly announce an intention to do any of the foregoing.

        In addition, we and each such person agrees that, without the prior written consent of Cantor Fitzgerald Canada Corporation, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        Cantor Fitzgerald Canada Corporation may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Stabilization and Other Transactions

        The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

        "Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

        A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

        The underwriters may also engage in passive market making transactions in our common stock on the NYSE in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

        A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' respective web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.

        In addition, in the ordinary course of its business, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

        If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Australia

        This prospectus is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

        You confirm and warrant that you are either:

  •
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  •
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  •
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

        To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

        You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

        This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

        The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  •
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  •
  where no consideration is given for the transfer; or

  •
  where the transfer is by operation of law.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or

CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, the underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals", each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        The validity of the common stock being offered hereby is being passed upon for us by Hogan Lovells US LLP, Denver, Colorado and as to certain Canadian legal matters by Bennett Jones LLP, Toronto, Ontario. Cooley LLP, New York, New York, will pass upon certain U.S. legal matters for the underwriters and Borden Ladner Gervais LLP, Toronto, Ontario, will pass upon certain Canadian legal matters for the underwriters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2016 and for the year then ended, included in our annual report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of McEwen Mining Inc. and subsidiaries as of December 31, 2015, and for each of the years in the two-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Minera Santa Cruz S.A. appearing in McEwen Mining Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room at 100 F Street N.E., Washington, D.C. 20549.

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the NYSE at 20 Broad Street, New York, New York 10005. You may also find our SEC filings under "Investor Relations" on our website at

www.mcewenmining.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this registration statement is completed or withdrawn:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 1, 2017 and as amended on June 6, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

  •
  the sections of our Definitive Proxy Statement on Schedule 14A for the 2017 annual meeting of shareholders filed on April 14, 2017 and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  our Current Reports on Form 8-K filed on February 13, 2017, February 17, 2017, April 28, 2017 (with respect to Item 3.02 thereof), May 31, 2017 (with respect to Item 5.07 thereof) and September 1, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on October 28, 2010.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at: 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9, (647) 258-0395.

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities
Common Stock
Warrants
Subscription Rights
Subscription Receipts
Units

        This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.

        This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on both the New York Stock Exchange and the Toronto Stock Exchange under the symbol "MUX." On June 25, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $0.96 per share. The exchangeable shares of McEwen Mining-Minera Andes Acquisition Corp. ("2012 Exchangeable Shares"), as more fully described beginning on page 22, are listed on the Toronto Stock Exchange under the symbol "MAQ".

        Investing in our securities involves risks. See "Risk Factors" on page 4 herein and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 10, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as "we", "us", "McEwen Mining" or the "Company" in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

        We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or "$".

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 9, 2015;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 8, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 9, 2015, April 23, 2015, May 29, 2015, June 2, 2015 and June 18, 2015; and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

OUR COMPANY

        We are a mining and minerals exploration company focused on precious and base metals in Argentina, Mexico and the United States. We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation and on March 16, 2007, we changed our name to US Gold Corporation. On January 24, 2012, we changed our name to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. ("Minera Andes") by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

        We operate in Argentina, Mexico and the United States. At December 31, 2014, we had an aggregate land position consisting primarily of mining claims, leases of mining claims or concessions of approximately 1,534 square miles (3,973 square kilometers). We own a 49% interest in Minera Santa Cruz S.A. ("MSC"), owner and operator of the producing San José mine in Santa Cruz, Argentina, which is controlled by the majority owner of the joint venture, Hochschild Mining plc ("Hochschild"). We also own the El Gallo 1 gold mine in Sinaloa, Mexico, where production resumed in 2012. In addition to our operating properties, we also hold interests in numerous exploration stage properties and projects in Argentina, Mexico and the United States. Prior to the acquisition of Minera Andes and commencement of production at El Gallo 1 in 2012, we had not generated revenue from operations since 1990.

        Our objective is to increase the value of our shares through the exploration, development, and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We own our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly, or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on the New York Stock Exchange ("NYSE") and on the Toronto Stock Exchange ("TSX"), in each case under the symbol "MUX". Exchangeable shares of McEwen Mining—Minera Andes Acquisition Corp. ("2012 Exchangeable Shares") are listed on the TSX under the symbol "MAQ".

        Except for documents that are incorporated by reference into this prospectus, any post-effective amendment, or any prospectus supplement that may be accessed from our web site, the information available on or through our web site is not part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information and documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties in which we have interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we have interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (as amended, the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (as amended the "Exchange Act"). Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified.

        Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

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  our ability to raise funds required for the execution of our business strategy;

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  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

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  decisions of foreign countries and banks within those countries;

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  unexpected changes in business, economic, and political conditions;

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  results of MSC;

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  fluctuations in interest rates, currency exchange rates, or commodity prices;

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  timing and amount of mine production;

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  our ability to retain and attract key personnel;

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  technological changes in the mining industry;

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  changes in operating, exploration or overhead costs;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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  changes in our business strategy;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  litigation or regulatory investigations and procedures affecting us;

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  local and community impacts and issues including criminal activity and violent crimes;

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  accidents, public health issues, and labor disputes; and

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  other risks discussed in this prospectus, any amendment or prospectus supplement hereto, and our filings with the SEC, including in our most recent Annual Report on Form 10-K and, from time to time, in other documents that we publicly disseminate.

        This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. Other unknown or unpredictable factors also could have a material adverse effect on our business, results of operations, financial condition or prospects. You should read this prospectus, any post-effective amendment and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We disclaim any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements. Readers are cautioned not to put undue reliance on forward-looking statements. Please carefully review and consider the various disclosures contained or incorporated by reference in this prospectus that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

        We did not have any fixed charges during the five fiscal years ended December 31, 2014 or for the three months ended March 31, 2015. We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

		Year ended December 31,
	Three Months Ended March 31, 2015
		2014	2013	2012	2011	2010
	(in thousands)
Deficiency of earnings available to cover fixed charges	—	(419,113)	(201,107)	(93,898)	(61,872)	(33,091)

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of reported net income (loss) before taxes plus fixed charges. For the periods presented above, we have not issued any preferred stock other than the one share of Series B Special Voting Preferred Stock, which has no preference as to dividends, as more fully described beginning on page 21 of this prospectus and one share of Series A Special Voting Preferred Stock that is no longer outstanding.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

        The following description, together with the additional information we include in any post-effective amendment and applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement. You should also read the indenture under which the debt securities are to be issued. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        To the extent that we issue debt securities, we will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture incorporated by reference as an exhibit to the registration statement which includes this prospectus. This summary is not complete and is qualified in its entirety by reference to all provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        We will describe in each applicable prospectus supplement the terms relating to a series of debt securities, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the aggregate principal amount of that series of debt securities that may be issued;

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  whether or not we will issue all or any portion of the series of debt securities in global form, the terms and who the depositary will be for those debt securities issued in global form;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default Under the Indenture

        The following are events of default under the indenture with respect to any series of debt securities that we may issue:

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  failure to pay interest for 90 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make sinking fund payments when due and continuance of such default for a period of 90 days;

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  failure to perform other covenants for 90 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has previously given to the trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

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  change the location of: (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange; and (iii) notices and demands to or upon the Company;

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  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

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  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

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  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

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  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption of any debt securities;

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  change the method of calculating the rate of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of the principal of or premium or interest on any such debt security; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Information Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Common Stock

General

        We are authorized to issue 500,000,000 shares of common stock, no par value per share. On June 25, 2015, there were 273,381,375 shares of common stock outstanding.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Accordingly, the holders of a majority of the shares of common stock and our exchangeable shares of McEwen Mining-Minera Andes Acquisition Corp. ("2012 Exchangeable Shares") (other than those owned by McEwen Mining and its subsidiaries) entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any Preferred Stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of the Company.

        Our 2012 Exchangeable Shares, as more fully described beginning on page 22, are exchangeable on a one-for-one basis at any time at the option of the holder of such exchangeable shares into shares of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

Exchange Listings

        Our common stock, as more fully described beginning on page 21 of this prospectus, is listed on the New York Stock Exchange and on the Toronto Stock Exchange, each under the symbol "MUX." Our 2012 Exchangeable Shares are listed on the Toronto Stock Exchange under the symbol "MAQ."

Warrants

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

        The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

  •
  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

  •
  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

  •
  the aggregate number of shares of common stock, debt warrants, warrants, or other securities purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the extent to which the subscription rights are transferrable;

  •
  the date on which the holder's ability to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  a discussion of material federal income tax considerations;

  •
  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

  •
  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants, or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

        Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants, or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

        These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Subscription Receipts

        The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

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  the price at which the subscription receipts will be offered;

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  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

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  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material federal income tax considerations; and

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  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

Units

        The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange and the Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of June 25, 2015, there were a total of 273,381,375 shares of our common stock issued and outstanding and one share of preferred stock designated as Series B Special Voting Preferred Stock (the "Series B Preferred Share") that is issued and outstanding, with the other undesignated and not issued nor outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our Articles of Incorporation and our Bylaws do not include any provision that would delay, defer or prevent a change in control of our Company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Preferred Stock

        Of the two shares of preferred stock authorized under our Articles of Incorporation, one share is designated as the Series B Preferred Share, which is issued and outstanding, and the other share of preferred stock, which was previously issued and outstanding and designated as the Series A Preferred Share (the "Series A Preferred Share"), which is undesignated and not issued nor outstanding. Other than the one share of undesignated preferred stock, our Articles of Incorporation do not include authorization for any other undesignated class or "blank check" preferred stock, and any issuance of preferred stock would require shareholder approval.

Series B Special Voting Preferred Stock

        The Series B Preferred Share was issued in connection with the acquisition of Minera Andes in January 2012 to facilitate the issuance of the exchangeable shares (the "2012 Exchangeable Shares") of our indirect wholly-owned subsidiary, McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co."). The Series B Preferred Share is held by a trustee under a voting and exchange trust agreement and will be outstanding so long as any of the 2012 Exchangeable Shares are outstanding, excluding any such shares owned by McEwen Mining or its subsidiaries.

        The Series B Preferred Share entitles the holder thereof to an aggregate number of votes on all matters submitted to the vote of the holders of shares of our common stock equal to the number of 2012 Exchangeable Shares issued and outstanding from time to time and which are not owned by McEwen Mining or its subsidiaries. As of June 25, 2015, the Series B Preferred Share was entitled to 27,148,799 votes, based upon 27,148,799 2012 Exchangeable Shares outstanding on such date, which are not owned by McEwen Mining or its subsidiaries. Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of our common stock vote together as one class on all matters submitted to the vote of the holders of shares of our common stock. The holder of the Series B Preferred Share has no special voting rights, and its consent is not required, except to the extent it is entitled to vote with the holders of shares of our common stock, for taking any corporate action.

        At such time as (a) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no 2012 Exchangeable Shares issued and outstanding that are not owned by McEwen Mining and its subsidiaries, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any 2012 Exchangeable Shares to any person other than us, then the Series B Preferred Share will thereupon be retired and cancelled promptly thereafter. Such Series B Preferred Share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        If the Series B Preferred Share should be purchased or otherwise acquired by us in any manner whatsoever, then such Series B Preferred Share will be retired and cancelled promptly after the acquisition thereof. Such share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of our board of directors, subject to the conditions and restrictions on issuance under applicable law or set forth in our Articles of Incorporation or our Bylaws.

        The holder of the Series B Preferred Share is not entitled to receive any portion of any dividend or distribution at any time. The Series B Preferred Share is not redeemable.

        Upon any liquidation, dissolution or winding up of McEwen Mining, the holder of the Series B Preferred Share will not be entitled to any portion of any related distribution.

2012 Exchangeable Shares

        The 2012 Exchangeable Shares were issued by our subsidiary, Canadian Exchange Co., in connection with the acquisition of Minera Andes. As of June 25, 2015, there were approximately

27,148,799 2012 Exchangeable Shares outstanding that were not held by McEwen Mining or its subsidiaries. The 2012 Exchangeable Shares are exchangeable on a one-for-one basis at any time at the option of the holder of the 2012 Exchangeable Shares into shares of McEwen Mining common stock. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares.

Retraction of Exchangeable Shares by Holders

        Subject to applicable law and the due exercise by either us or our direct wholly-owned subsidiary, McEwen Mining (Alberta) ULC ("Callco"), of our or its retraction call right, holders of the 2012 Exchangeable Shares are entitled at any time to retract (i.e., to require Canadian Exchange Co. to redeem) any or all exchangeable shares held by them and to receive in exchange for each 2012 Exchangeable Share, one share of common stock of McEwen Mining, plus the dividend amount, which is equal to any cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, any dividends declared and payable or paid on shares of our common stock that have not yet been declared or paid on the 2012 Exchangeable Shares and an amount representing the value of any non-cash dividends declared and payable but not yet paid on the 2012 Exchangeable Shares, if any. Holders of 2012 Exchangeable Shares may effect a retraction by presenting to Canadian Exchange Co. or its transfer agent the certificate(s) representing the 2012 Exchangeable Shares the holder desires to be redeemed by Canadian Exchange Co. or the equivalent thereof, if any, together with such other documents and instruments as may be required under the Business Corporations Act (Alberta), the Articles of Incorporation of Canadian Exchange Co. or by its transfer agent, and a duly executed retraction request specifying that the holder desires to have the number of retracted shares specified therein redeemed by Canadian Exchange Co. A holder of retracted shares may withdraw its retraction request, by written notice to Canadian Exchange Co., before the close of business on the business day immediately preceding the retraction date, in which case the retraction request will be null and void and the revocable offer constituted by the retraction request will be deemed to have been revoked.

        Upon receipt by Canadian Exchange Co. or its transfer agent of a retraction request and certificate(s) representing the 2012 Exchangeable Shares to be redeemed or the equivalent thereof, if any, Canadian Exchange Co. will immediately provide notice of such request to us and Callco. Instead of Canadian Exchange Co. redeeming the retracted shares, and provided that the retraction request is not revoked by the holder of 2012 Exchangeable Shares, we will have the right to purchase, and to the extent the right is not exercised by us, Callco will have the right to purchase, all but not less than all of the shares covered by the retraction request, which we refer to as our retraction call right. See the section entitled "—Retraction Call Right" below.

        If, as a result of solvency requirement provisions or other provisions of applicable law, Canadian Exchange Co. is not permitted to redeem all 2012 Exchangeable Shares tendered by a retracting holder and neither we nor Callco has exercised its retraction call right, Canadian Exchange Co. will redeem up to the maximum permissible number of 2012 Exchangeable Shares tendered by the holder. We or Callco will be required to purchase any 2012 Exchangeable Shares not redeemed by Canadian Exchange Co. in exchange for shares of McEwen Mining common stock on the retraction date under the optional exchange right described below.

Distribution on Liquidation of Canadian Exchange Co.

        Subject to applicable law and the exercise by either us or Callco of our or its liquidation call right, in the event of the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of 2012 Exchangeable Shares shall be entitled to receive from the assets of Canadian Exchange Co. a liquidation payment that will be satisfied by the issuance of one share of our common stock plus the dividend amount, if any, for each outstanding 2012 Exchangeable Share. This liquidation amount will be paid to the holders of 2012 Exchangeable Shares before any distribution of assets of Canadian Exchange Co. is made to the holders of the common shares or any other shares of Canadian Exchange Co. ranking junior to the 2012 Exchangeable Shares and is subject to the exercise by us or Callco of our or its liquidation call right described in the section entitled "—Liquidation Call Right" below.

Automatic Exchange Upon Liquidation of McEwen Mining

        In the event of McEwen Mining's liquidation, dissolution or winding up or any other distribution of its assets for the purposes of winding up its affairs, all of the then outstanding 2012 Exchangeable Shares will be automatically exchanged for shares of McEwen Mining common stock. To effect an automatic exchange, McEwen Mining will purchase all of the 2012 Exchangeable Shares from the holders on the last business day prior to the effective date of a liquidation. The purchase price payable for each 2012 Exchangeable Share purchased in a liquidation of McEwen Mining will be satisfied by the issuance of one share of McEwen Mining common stock plus the dividend amount, if any.

Redemption of Exchangeable Shares by Canadian Exchange Co.

        Subject to applicable law and the due exercise by either us or Callco of our or its redemption call right, Canadian Exchange Co. will, on the redemption date, redeem all of the then outstanding 2012 Exchangeable Shares for a purchase price equal to one share of McEwen Mining's common stock for each outstanding 2012 Exchangeable Share plus the dividend amount, if any. The redemption date for the 2012 Exchangeable Shares will be the date, if any, established by the board of directors of Canadian Exchange Co. for the redemption by Canadian Exchange Co. of all but not less than all of the outstanding 2012 Exchangeable Shares, which date will be no earlier than January 24, 2022, being the tenth anniversary of the effective date of the acquisition of Minera Andes, unless one of the conditions described in the paragraphs below is met.

        Subject to applicable law, and provided that neither we nor Callco have exercised the redemption call right, Canadian Exchange Co. will redeem all of the outstanding 2012 Exchangeable Shares upon at least 30 days prior notice to the holders of the 2012 Exchangeable Shares.

        The board of directors of Canadian Exchange Co. may accelerate the redemption date in the event that:

  •
  fewer than 5% of the total number of 2012 Exchangeable Shares issued in connection with the acquisition of Minera Andes (other than 2012 Exchangeable Shares held by us or our subsidiaries and subject to necessary adjustments to the number of shares to reflect permitted changes to 2012 Exchangeable Shares) are outstanding;

  •
  (i) any person, firm or corporation acquires directly or indirectly any voting security of McEwen Mining and immediately after such acquisition, the acquirer has voting securities representing more than 50% of the total voting power of all the then outstanding voting securities of McEwen Mining on a fully-diluted basis; (ii) the shareholders of McEwen Mining approve a merger, consolidation, recapitalization or reorganization of McEwen Mining, other than any such transaction which would result in the holders of outstanding voting securities of McEwen Mining immediately prior to such transaction having more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction; (iii) the shareholders of McEwen Mining approve a liquidation of McEwen Mining; or (iv) McEwen Mining sells or disposes of all or substantially all of its assets, and, in each case, the board of directors of Canadian Exchange Co. determines that it is not reasonably practicable to substantially replicate the terms and conditions of the 2012 Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding 2012 Exchangeable Shares is necessary to enable the completion of such transaction;

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  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a certain matter, except with respect to the right to vote on general business matters presented at any annual meeting of Canadian Exchange Co. (including the election of one of the directors of Canadian Exchange Co.) and except with respect to the right to vote on any change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock, and to the extent that the board of directors of Canadian Exchange Co. has determined that it is not reasonably practicable to accomplish the business purpose intended by the matter on which the shareholders are entitled to vote, which business purpose must be bona fide and not for the primary purpose of causing the redemption date acceleration, in a commercially reasonable manner that does not result in such a vote; or

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  the holders of 2012 Exchangeable Shares are entitled to vote as shareholders of Canadian Exchange Co. on a proposed change to the rights of the holders of 2012 Exchangeable Shares where the approval of such change would be required to maintain the equivalence of the 2012 Exchangeable Shares with the shares of McEwen Mining common stock and the holders of 2012 Exchangeable Shares fail to take the necessary action at a meeting or other vote of the holders of 2012 Exchangeable Shares, to approve or disapprove, as applicable, the matter.

Purchase for Cancellation

        Subject to applicable law and the Articles of Incorporation of Canadian Exchange Co., Canadian Exchange Co. may at any time purchase for cancellation all or any part of the outstanding 2012 Exchangeable Shares by private agreement with any holder of such 2012 Exchangeable Shares or by tender to all holders of record of the 2012 Exchangeable Shares or through the facilities of any stock exchange on which the 2012 Exchangeable Shares are listed or quoted at any price per share together with the dividend amount for which the record date has occurred prior to the date of purchase.

Call Rights

        As further described below, we and Callco have certain overriding rights to acquire 2012 Exchangeable Shares from the holders thereof. In each case, we have the initial call right and to the extent we do not exercise our right, Callco may exercise its right. A holder of 2012 Exchangeable Shares will be subject to different Canadian federal income tax consequences depending upon whether the call rights are exercised and by which entity and whether the relevant 2012 Exchangeable Shares are redeemed by Canadian Exchange Co. if the call rights are not exercised.

Change of Law Call Right

        Each of we and Callco has an overriding change of law call right to purchase (or to cause Callco to purchase) from all but not less than all of the holders of 2012 Exchangeable Shares (other than McEwen Mining and its subsidiaries) all but not less than all of the 2012 Exchangeable Shares held by each such holder in the event of any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of 2012 Exchangeable Shares who (a) are resident in

Canada, (b) hold their 2012 Exchangeable Shares as capital property, and (c) deal at arm's length with us or Canadian Exchange Co., to exchange their 2012 Exchangeable Shares without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income tax laws. The purchase price under the change of law call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock of McEwen Mining for each 2012 Exchangeable Share purchased plus the dividend amount, if any. In the event of the exercise of the change of law call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares shall be obligated to sell all the 2012 Exchangeable Shares held by such holder to us or Callco, as the case may be, on the change of law call date upon payment by us to such holder of the purchase price for each such 2012 Exchangeable Share. To exercise the change of law call right, we or Callco must notify the transfer agent of our or its intention to exercise such right at least 45 days before the date on which we or Callco intend to acquire the 2012 Exchangeable Shares. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether we or Callco have exercised the change of law call right forthwith after receiving notice from us or Callco.

        Notwithstanding the foregoing, neither we nor Callco shall be entitled to exercise the change of law call right if more than 5% of the 2012 Exchangeable Shares are held by U.S. residents.

Retraction Call Right

        Under the share provisions, each of we and Callco has an overriding retraction call right to acquire all but not less than all of the 2012 Exchangeable Shares that a holder of 2012 Exchangeable Shares requests Canadian Exchange Co. to redeem on the retraction date. Callco is only entitled to exercise its retraction call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our retraction call right. The purchase price under the retraction call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any.

        At the time of a retraction request by a holder of 2012 Exchangeable Shares, Canadian Exchange Co. will immediately notify us and Callco and either we or Callco must then advise Canadian Exchange Co. within five business days if we choose to exercise the retraction call right. If we or Callco do not advise Canadian Exchange Co. within the five-business day period, Canadian Exchange Co. will notify the holder as soon as possible thereafter that neither of us will exercise the retraction call right. Unless the holder revokes his or her retraction request, on the retraction date the 2012 Exchangeable Shares that the holder has requested Canadian Exchange Co. to redeem will be acquired by us or Callco (assuming either we or Callco exercise the retraction call right) or redeemed by Canadian Exchange Co., as the case may be, in each case for the retraction call purchase price as described in the preceding paragraph.

Liquidation Call Right

        Under the share provisions, each of we and Callco have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by McEwen Mining or our subsidiaries). Callco is only entitled to exercise its liquidation call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our liquidation call right. The purchase price under the liquidation call right is satisfied by delivering to the holder of 2012 Exchangeable Shares one share of our common stock for each 2012 Exchangeable Share purchased plus the dividend amount, if any. Upon the exercise by us or Callco of the liquidation call right, the holders will be obligated to transfer their 2012 Exchangeable Shares to us or Callco, as the case may be, for the purchase price described above. The acquisition by us or Callco of all of the outstanding 2012 Exchangeable Shares upon the exercise of the liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Canadian Exchange Co.

        To exercise the liquidation call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, the trustee and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Canadian Exchange Co. and at least five business days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Canadian Exchange Co. The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco have exercised the liquidation call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the liquidation call right on the liquidation date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the liquidation call exercise price as described in the preceding paragraph.

Redemption Call Right

        Under the share provisions, we and Callco have an overriding redemption call right, notwithstanding any proposed redemption of the 2012 Exchangeable Shares by Canadian Exchange Co., to acquire all but not less than all of the 2012 Exchangeable Shares then outstanding (other than 2012 Exchangeable Shares held by us or our subsidiaries). Callco is only entitled to exercise its redemption call right with respect to those holders of 2012 Exchangeable Shares, if any, for which we have not exercised our redemption call right. The purchase price under the redemption call right will be satisfied by delivering to the holder one share of McEwen Mining common stock plus the dividend amount, if any. In the event of the exercise of the redemption call right by us or Callco, as the case may be, each holder of 2012 Exchangeable Shares will be obligated to sell all their 2012 Exchangeable Shares to us or Callco, as the case may be, on the redemption date upon payment by us or Callco, as the case may be, to such holder of the purchase price for such 2012 Exchangeable Shares.

        To exercise the redemption call right, we or Callco must notify Canadian Exchange Co.'s transfer agent in writing, as agent for the holders of the 2012 Exchangeable Shares, and Canadian Exchange Co. of our or Callco's intention to exercise this right at least 30 days before the redemption date (other than in the case of an accelerated redemption date described above, in which case we or Callco, as the case may be, must notify the transfer agent and Canadian Exchange Co. on or before the redemption date). The transfer agent will notify the holders of 2012 Exchangeable Shares as to whether or not we or Callco exercised the redemption call right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by us or Callco. If we or Callco exercise the redemption call right on the redemption date, we or Callco will purchase and the holders will sell all of the 2012 Exchangeable Shares for an amount equal to the redemption call purchase price as described in the preceding paragraph.

Effect of Call Rights Exercise

        If McEwen Mining or Callco exercises one or more of its call rights, shares of our common stock will be directly issued to holders of 2012 Exchangeable Shares and we or Callco, as the case may be, will become the holder of the 2012 Exchangeable Shares. We or Callco will not be entitled to exercise any voting rights attached to the 2012 Exchangeable Shares that are acquired from the holders. If we or Callco decline to exercise the call rights when applicable, we will be required, under a support agreement, to issue shares of our common stock to the holders of 2012 Exchangeable Shares.

Voting Rights

        The number of directors of Canadian Exchange Co. is fixed at three and the rights attaching to the 2012 Exchangeable Shares entitle holders of 2012 Exchangeable Shares a limited right to vote on the election or appointment of one director but such holders have no rights to vote on the election of the remaining two directors. In addition, the holders of the exchangeable shares are entitled to receive notice of any meeting of the shareholders of Canadian Exchange Co. and to attend and vote thereat, except those meetings where only holders of a specified class or particular series of shares are entitled to vote, and each holder of 2012 Exchangeable Shares is entitled to one vote per 2012 Exchangeable Share in person or by proxy.

Ranking

        Holders of 2012 Exchangeable Shares are entitled to a preference over holders of any common shares of Canadian Exchange Co. and any other shares ranking junior to the 2012 Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Canadian Exchange Co., whether voluntary or involuntary, or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

Dividends

        Holders of 2012 Exchangeable Shares are entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the 2012 Exchangeable Shares must be the same as that for any corresponding dividends on shares of our common stock.

Amendment and Approval

        The rights, privileges, restrictions and conditions attaching to the 2012 Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the 2012 Exchangeable Shares. Any approval required to be given by the holders of the 2012 Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the 2012 Exchangeable Shares or any other matter requiring the approval or consent of the holders of the 2012 Exchangeable Shares as a separate class (other than the election of a single director) shall be deemed to have been sufficiently given if it has been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution, excluding 2012 Exchangeable Shares beneficially owned by us or any of our subsidiaries, at a meeting of holders of 2012 Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding 2012 Exchangeable Shares at that time are present or represented by proxy.

Transfer Agents

        Computershare Investor Services Inc. is the transfer agent for our common stock. The principal office of Computershare is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

        Computershare Investor Services Inc. is also the transfer agent for the 2012 Exchangeable Shares. Its principal office for purposes of the 2012 Exchangeable Shares is located at 100 University Ave., 8th Floor, Toronto ON, M5J 2Y1 and its telephone number is (800) 564-6253.

 EXPERTS

        Our consolidated financial statements as of December 31, 2014 and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, Toronto, Canada, independent registered public accounting firm, which have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

        Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

        The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities or warrants being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.

18,000,000 Shares of Common Stock
Warrants to Purchase 9,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor Fitzgerald Canada Corporation

Lead Manager

H.C. Wainwright & Co.

Co-Managers

Haywood Securities Inc.	Maison Placements Canada Inc.

September 18, 2017